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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-23355

                    SUPPLEMENT NO. 4 DATED OCTOBER 8, 1997
                       TO PROSPECTUS DATED JUNE 13, 1997
                   RELATING TO $98,000,000 PRINCIPAL AMOUNT
                6% CONVERTIBLE SUBORDINATED NOTES DUE 2003 AND
        4,286,964 SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
                           OFFSHORE LOGISTICS, INC.



     In the Prospectus dated June 13, 1997, under the caption "Selling Securityholders", General Motors Employees Domestic Group Trust is incorrectly listed as General Electric Employees Domestic Group Trust.